Exhibit 10.20

TERMINATION AGREEMENT

Termination Agreement, dated as of August 29, 2014, by and between CopyTele, Inc., a Delaware corporation having an address at 900 Walt Whitman Road, Melville, New York 11747 (“CopyTele”), and Videocon Industries Limited, a company existing under the laws of India, having its principal place of business at 2nd Floor, Fort House, D.N. Road, Fort, Mumbai, 400 001 India (“Videocon”).

(CopyTele and Videocon are sometimes herein referred to collectively as the “Parties” and each individually as a “Party”);

WHEREAS the Parties had entered into an Amended and Restated Technology License Agreement with an. Effective Date of May 16, 2008 (“Agreement”); and

WHEREAS, pursuant to Section 11.02(e) of the Agreement, the Parties wish to terminate the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                  All capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise specified herein.

2.                  The Agreement, and any and all licenses and sublicenses granted thereunder, are hereby terminated, effective as of the date hereof (“Effective Termination Date”).

3.                  As of the Effective Termination Date, Videocon shall, and shall cause any Sublicensees to, immediately cease all use of (a) the CopyTele Technology, the Patent Rights, the Copyright Rights and the Trade Secrets, (b) the Improvements, (c) any and all Confidential Information provided by CopyTele to Videocon, and (d) any materials and/or information based upon or derived from any of the foregoing (collectively, the “CopyTele Intellectual Property”). Further, as of the Effective Termination Date, CopyTele shall immediately cease to use any and all Confidential Information provided by Videocon to CopyTele and forthwith return all such Confidential Information to Videocon.

4.                  Videocon acknowledges and agrees that as of the Effective Termination Date, all rights in the CopyTele Intellectual Property, which were granted, to Videocon pursuant to the Agreement shall revert to CopyTele and that Videocon has relinquished any and all rights, claims or interest in and to any of the. CopyTele Intellectual Property.

5.                  Assignment of Rights

(i)         Videocon hereby assigns, and shall, if necessary, cause all employees of Videocon (including contractors or agents of Videocon) to assign, to CopyTele, one hundred percent (100%) of Videocon's rights in and to any Improvements developed, conceived or reduced to practice pursuant to the Agreement, as well as all of Videocon's or such Sublicensee's rights in or to any copyrights and/or trade secrets (collectively, “Assigned Rights”).

            (ii)        On and after the Effective Termination Date, CopyTele shall own one hundred percent (100%) of all such Assigned Rights as fully and exclusively as they would have been owned by Videocon or such Sublicense had this assignment not been made.

            (iii)       Section 5 of this Termination Agreement shall supersede section 5.01 of the Agreement.

6.                  The execution and performance of this Termination Agreement shall be deemed to be sufficient compliance by Videocon of Article XII of the Agreement (including, for the avoidance of doubt, Article XII(d)).

7.                  It is hereby agreed and confirmed by both the Parties that on and from the date of execution of this Termination Agreement, the Agreement shall stand terminated in entirety and all the rights and obligations of the all the Parties under the Agreement shall come to end. On and from the date hereof, no Party shall have any claim of any nature whatsoever, arising out of or in relation to the provisions of the Agreement (including all amendments and modifications thereof) or the understanding between the Parties set out therein. It is further agreed that on and from the date of execution of this Termination Agreement, the understanding between the Parties reflected in the letter dated November 2, 2007 from CopyTele to Videocon (as accepted by Videocon) shall stand terminated in its entirety and neither Party shall hereinafter be entitled to any rights pursuant to the aforementioned letter.

8.                  In full and final settlement of all claims (whether past, present or future), each Party hereby expressly and unconditionally releases, cancels, forgives and forever discharges the other Party from all further obligations under the Agreement and from any actions, claims, demands, damages, obligations, liabilities, controversies and executions of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or may arise out of the subject-matter of the Agreement on account of any act or omission of such Party, whether in the past, present or future. it is further agreed that on and from the date of execution of this Termination Agreement, the understanding between the Parties reflected in the letter dated November 2, 2007 from CopyTele to Videocon (as accepted by Videocon) shall stand terminated in its entirety and neither Party shall hereinafter be entitled to any rights pursuant to the aforementioned letter.

9.                  This Termination Agreement shall be, governed and construed in accordance with the laws of India without giving effect to conflict of laws and any dispute arising out of or in relation to this Termination Agreement shall be resolved by arbitration (“Arbitration”) to be conducted in accordance with the United Nations Commission on International Law Arbitration Rules (“Rules”). The Arbitration shall be conducted by a sole arbitrator, to be appointed jointly by the Parties; provided that in the event of the Parties failing to appoint such sole arbitrator within a period of 15 (fifteen) days from the date on which the claimant first notifies the respondent of its intention to commence Arbitration, such arbitrator shall be appointed in the manner as prescribed by the Rules. The seat of Arbitration shall be in London, England, United Kingdom and the Arbitration shall be conducted in English language.

10.              This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

11.              This Termination Agreement sets out the entire understanding of the Parties in relation to the matters set forth herein and supersedes all prior discussions and / or understanding between the Parties in this regard,

IN WITNESS WHEREOF, the Parties have duly executed this Termination Agreement as of the date first written above.

COPYTELE, INC.

BY: /s/ Henry Herms

Name: Henry Herms

Title: Chief Financial Officer

VIDEOCON INDUSTRIES LTD.

By: /s/ Venugopal N. Dhoot

Name: Venugopal N. Dhoot

Title: Chairman& Managing Director

AMENDMENT AND TERMINATION AGREEMENT

This AMENDMENT AND TERMINATION AGREEMENT, (the “Agreement”) dated as of August 29, 2014, is made by and between CopyTele International Ltd., a company incorporated under the laws of the British Virgin Islands (hereinafter referred to as “CopyTele Sub”), on the one hand, and Mars Overseas Limited, a company incorporated under the laws of the Cayman Islands (hereinafter referred to as “Mars Overseas”). CopyTele Sub and Mars Overseas are individually referred to herein as a “Party” and collectively referred to as the “Parties”.

WHEREAS, pursuant to a Share Subscription Agreement (the “Share Subscription Agreement”) Mars Overseas purchased 20,000,000 shares of common stock (the “CopyTele Shares”) of CopyTele, Inc. (“CopyTele”) for an aggregate purchase price of $16,200,000. Concurrently therewith CopyTele purchased 1,495,845 global depository receipts (the “Videocon GDRs”) of Videocon Industries Limited (“Videocon”), for an aggregate purchase price of $16,200,000 from open market.

WHEREAS, (a) Mars Overseas obtained a loan from CopyTele Sub for an aggregate amount of US$5,000,000 (the “Mars Overseas Loan”) which was secured by the CopyTele Shares, pursuant to a Loan and Pledge Agreement dated November 2, 2007, as amended, by and between CopyTele Sub and Mars Overseas (the “Mars Overseas Loan Agreement”); (b) CopyTele Sub obtained a loan from Mars Overseas for an aggregate amount of US$5,000,000 (the “CopyTele Sub Loan”) which was secured by the Videocon GDRs, pursuant to that certain Loan and Pledge Agreement dated November 2, 2007, as amended, by and between CopyTele Sub and Mars Overseas (the “CopyTele Loan Agreement”); and (c) the Parties entered into an Escrow Agreement dated December 19, 2007 (the “Escrow Agreement”) with Deutsche Bank AG, London Branch, as escrow agent (the “Escrow Agent”). The CopyTele Loan Agreement and the Mars Overseas Loan Agreement are collectively referred to as the “Loan Agreements”. The Loan Agreements and the Escrow Agreement are collectively referred to as the “Loan Documents”.

WHEREAS, Parties hereby agree to cancel the CopyTele Sub Loan in exchange for CopyTele Sub's cancellation of the Mars Overseas Loan.

WHEREAS, the Parties and Deutsche Bank AG, London Branch, have entered into an escrow agreement of even date in connection with certain other commercial arrangements relating to the Parties (“Share Purchase Escrow Agreement”).

WHEREAS, in connection with the cancellation of the Mars Overseas Loan and the CopyTele Sub Loan, the Parties desire to terminate the Loan Documents and any and all other ancillary documents related thereto, and simultaneously transfer the Videocon GDRs and the share certificates representing the CopyTele Shares from the Escrow Account (as defined in the Escrow Agreement) to a 'Share Purchase Escrow Account' (as defined in the Share Purchase Escrow Agreement).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Parties agree as follows:

1.                  Cancellation of Loans: Simultaneously with the execution of this Agreement, and conditioned upon cancellation of the CopyTele Sub Loan, the Mars Overseas Loan shall be deemed to be cancelled in full (the “Mars Overseas Loan Cancellation”). Simultaneously with the execution of this Agreement, and conditioned upon the cancellation of the Mars Overseas Loan, the CopyTele Sub Loan shall be deemed to be cancelled in full (the “CopyTele Sub Loan Cancellation” and together with the Mars Overseas Loan. Cancellation, the “Loan Cancellations”).

2.                  Cancellation of the Other Loan Obligations: Simultaneously with the Loan. Cancellations any and all other obligations of CopyTele Sub and Mars Overseas pursuant to the Loan Documents shall be deemed to have been satisfied in full by CopyTele Sub and Mars Overseas, respectively.

3.                  Termination of Loan Documents: Upon execution of this Agreement and upon the release of the CopyTele Shares and the Videocon GDRs in accordance with Section 5 below, the Loan Documents shall standterminated and shall be of no further force or effect.

4.                  Settlement of Obligations;  It is hereby agreed and confirmed by both the Parties that all the rights and obligations of the Parties in connection with the Loan Documents (as amended from time to time) hereby come to an end and no Party shall, upon the execution and performance of this Agreement in accordance with the terms set out herein, have any further claim of any nature whatsoever, arising out of or in relation to the Loan Documents (as amended or modified from time to time) or the subject matters contained therein. ln full and final settlement of all claims (whether past, present or future), each Party hereby expressly and unconditionally releases, cancels, forgives and forever discharges the other Party from all further obligations under the Loan Documents and from any actions, claims, demands, damages, obligations, liabilities, controversies and executions of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or may arise out of the subject-matter of the Loan Documents on account of any act or omission of such Party, whether in the past, present or future.

5.                  Escrow Agreement:

(a)             Pursuant to Section 9.5 of the Escrow Agreement, which gives the Parties the right to amend the Escrow Agreement upon an instrument executed by the Parties, effective immediately:

                                                                 (i)                        Section 3.4 of the Escrow Agreement is hereby amended to provide that, notwithstanding anything to the contrary contained in the Escrow Agreement, the Escrow Agent shall be permitted to and shall, accept, rely and comply with the Release Instruction issued by CopyTele Sub and Mars Overseas in accordance with Section 5 and the other provisions of this Agreement, to deliver the CopyTele Shares and Videocon GDRs in the manner as set forth in Section 5 below (“Termination Release Instruction”);

                                                               (ii)                        Section 4.1 of the Escrow Agreement is hereby amended to provide that, following the receipt of the Termination Release Instruction, the Escrow Agent shall forthwith deliver the Videocon GDRs and CopyTele         Shares as instructed by such Termination Release Instruction.

                                                             (iii)                        Section 1 of Schedule III to the Escrow Agreement (as it relates to CopyTele Sub) is amended to add Robert Berman, the current President and CEO of CopyTele and CopyTele Sub, as an authorized signatory, and to delete Denis Krusos, the former CEO of CopyTele and CopyTele Sub; and to add Mr. Pradipkumar N. Dhoot as an authorized signatory of Mars Overseas Limited

                                                             (iv)                        CopyTele Sub and Mars Overseas each agree and confirm that the indemnity provisions of Section 9.1.1 and 9.1.2 of the Escrow Agreement shall apply to any actions taken by the Escrow Agent in furtherance of the Termination Release Instruction.

(b)            Subject to Section 3 of this Agreement, the Parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Escrow Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, including without limitation the provisions of Section 2.2, except to the extent expressly modified, amended or revised herein.

6.                  Delivery of the Securities: In connection with the understanding reflected in Sections2, 3 and 4 above, the Mars Overseas and CopyTele Sub shall, concurrently with the execution of this Agreement, instruct the Escrow Agent to deliver the Videocon GDRs and the CopyTele Shares to the Share Purchase Escrow Account (as defined in the Share Purchase Escrow Agreement) in accordance with the Termination Release Instructions (to be issued in the form of Schedule I hereto) and the Escrow Agent shall transfer the Videocon GDRs and CopyTele Shares to the Share Purchase Escrow Account (as defined in the Share Purchase Escrow Agreement) in accordance with the terms of the Share Purchase Escrow Agreement.

7.                  Further Amendment: By its signature below, to the extent necessary to effectuate the terms hereof (i) Mars Overseas and CopyTele Sub hereby amends any other applicable provisions of the Loan Agreements, such that the Loan Agreements shall be consistent with the terms hereof, and (ii) each Party hereby amends the terms of the Escrow Agreement, without penalty or premium, to effectuate the delivery of the CopyTele Shares and Videocon GDRs in accordance with Section 5 above.

8.                  Further Assurances: Each Party agrees to take such further actions to consummate the transactions contemplated by this Agreement as may be reasonably requested by the other Party, at such requesting Party's expense.

9.                  Entire Agreement: This Agreement represents the entire agreement of the Parties with respect to the matters described herein, and may only be amended or modified by a writing signed by each Party. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the Parties hereto.

10.              Headings: All headings herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

11.              Counterparts; This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

12.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and any dispute arising out of or in relation to this Termination Agreement shall be resolved by arbitration (“Arbitration”) to be conducted in accordance with [insert relevant procedural rules] (“Rules”). The Arbitration shall be conducted by a sole arbitrator, to be appointed jointly by the Parties; provided that in the event of the Parties failing to appoint such sole arbitrator within a period of 15 (fifteen) days from the date on which the claimant first notifies the respondent of its intention to commence Arbitration, such arbitrator shall be appointed in the manner as prescribed by the Rules. The seat of Arbitration shall be [insert as per commercial understanding] and the Arbitration shall be conducted in English language.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above

COPYTELE INTERNATIONAL LTD.

By: /s/ Henry Herms

Name: Henry Herms

Title: Chief Financial Officer

MARS OVERSEAS LIMITED

By: /s/ Pradipkumar N. Dhoot

Name: Pradipkumar N. Dhoo  Title: Director

SCHEDULE I

FORM OF RELEASE INSTRUCTION TO DEUTSCHE BANK

Date: August ___, 2013

To: Deutsche Bank AG,

London Branch, as

escrow agent.

Dear Sirs,

We write with reference to the Escrow Agreement dated December 19, 2007 entered into between yourselves, and us, as amended by the Amendment and Termination Agreement of even date herewith (the “Amended Escrow Agreement”).

This certificate is being issued pursuant to Section 6 of the Amendment and Termination Agreement. Capitalized terms and expressions used in this letter but not defined shall have the same meaning as ascribed to such terms in the Amendment and Termination Agreement.

We hereby certify that Mars Overseas and CopyTele Sub have agreed to cancel the obligations with respect to the CopyTele Sub Loan, and the Mars Overseas Loan, as more fully set forth in the Amendment and Termination Agreement, dated as of August __, 2014.

Accordingly, you are hereby instructed to transfer, as promptly as possible, the CopyTele Share Certificates bearing distinctive number CT0022036 and the Videocon GDRs, to the Share Purchase Escrow Account (as defined in the escrow agreement dated August ____, 2014, executed betweenyourselves, CopyTele Sub and Mars Overseas).

We hereby affirm that this instruction is irrevocable and unconditional and we shall have no claim against you for effecting the above mentioned release of CopyTele Shares and Videocon GDRs.

COPYTELE INTERNATIONAL LTD.                 MARS OVERSEAS LIMITED

By:  ______________________                           By: __________________________

Name: Henry Herms                                               Name:Pradipkumar N. Dhoot

Title: Chief Financial Officer                                    Title: Authorised Signatory

SHARE PURCHASE ESCROW AGREEMENT

AMONG

MARS OVERSEAS LIMITED,

COPYTELE INTERNATIONAL LTD.

AND

DEUTSCHE BANK AG, LONDON BRANCH, as Escrow Agent

DATED 29th August 2014

ESCROW AGREEMENT

This SHARE PURCHASE ESCROW AGREEMENT (“Agreement”) is entered on this 29th day of August, 2014 among:

COPYTELE INTERNATIONAL LTD., a company incorporated under the laws of the British Virgin Islands and having its registered office at Icaza Gonzalez-Ruiz & Aleman, (BVI) Trust Limited, Vanterpool Plaza, Second Floor, Wickham Cay 1, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “CopyTeleSub”, which expression shall include its successors and permitted assigns);

MARS OVERSEAS LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “Mars”, which expression includes its successors and permitted assigns);

AND

DEUTSCHE BANK AG, LONDON BRANCH a corporation domiciled in Frankfurt am Main, Germany, actingthrough its London branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB,England as Escrow Agent (the “Escrow Agent”).which expression includes its successors and permitted assigns).

CopyTele Sub, Mars, and the Escrow Agent are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

A.    CopyTele Sub is a wholly-owned subsidiary of CopyTele Inc., a Delaware corporation (“CopyTele”) and is the record and beneficial owner of 1,495,845 global depository receipts of Videocon Industries Limited, a public limited company incorporated in India under the Companies Act, 1956(the “Videocon GDRs”);

B.     Mars is a company incorporated under the laws of the Cayman Islands and is the record and beneficial owner of 20,000,000 shares of the common stock (“CopyTele Shares”) of CopyTele;

C.     The Parties had entered into an escrow agreement dated December 19, 2007 (“Erstwhile Escrow Agreement”) pursuant to which the Videocon GDRs and the CopyTele Shares were placed in the custody of the Escrow Agent in connection with certain commercial transactions between CopyTele Sub and Mars Overseas;

D.    The Parties have entered into an amendment and termination agreement of even date herewith, pursuant to which certain terms of the Erstwhile Escrow Agreement have been amended, and the Videocon GDRs and the CopyTele Shares will be transferred by the Escrow Agent from the custody account established under the Erstwhole Escrow Agreement to a new custody account to be titled the 'Share Purchase Escrow Account', which shall be governed by the provisions set out hereunder.

E.     Simultaneous to execution of this Agreement, CopyTele Sub and Mars have entered / shall enter into the definitive agreements for sale of Videocon GDRs and CopyTele Shares respectively, held by them and the Escrow Agent shall monitor the flow of purchase / sale consideration in connection with the sale of securities as mentioned in Clause 4.4

F.      Mars and CopyTele Subhave agreed to appoint the Escrow Agent and the Escrow Agent has agreed to act as the Escrow Agent on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and for such valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the Parties, and also in consideration of the counterparties to various agreements hereunder, it is hereby agreed by the Parties as follows:

1.         DEFINITIONS AND INTERPRETATION

1.1       Definitions

All capitalised terms used in this Agreement (including in the recitals) shall, unless the context requires otherwise, have the meanings assigned to them as follows:-

“Affiliate”  of a Party means (i) in the case of any Party other than a natural person, any other Person that, either directly or indirectly through one or more intermediate Persons, controls, is controlled by or is under common control with such Party; (ii) in the case of any Party that is a natural person, any other Person who is a relative of such Party. For purposes of this definition, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any entity, whether through the ownership of voting securities, by contract or otherwise;

“Authorised Signatory” means a person listed in Schedule II hereto together with his signature, as amended from time to time by notice to all parties to this Agreement;

“Business Day” shall means a day (other than a Saturday or Sunday)on which banks are open for normal business in London;and on which the Trans—European Real-Time Gross Settlement (TARGET) system is open;

“Escrow Cash Account” shall mean an US Dollar denominated account opened by CopyTele Sub and Mars with the Escrow Agent

“CopyTele Share Certificates” shall mean the share certificate(s) in the name of Marsrepresenting the CopyTele Shares;

“Custodian Group Company” means the Escrow Agent and any company in respect of which the Escrow Agent directly or indirectly hold or controls the majority of its voting rights or has the right to appoint or remove a majority of its board of directors;

“Custody Clearing System” means Clearstream, Euroclear, the Depository Trust Company, the Depository and Clearing Centre, the CREST system and/or such other clearing agency, settlement system or depository as may from time to time be used in connection with the safekeeping of or transactions relating to, securities, and includes any nominee, clearing agency or depository for any of the foregoing;

“Effective Date” means the date of this Agreement;

“Eligible Custodian” has the meaning given to the term “custodian” in the FSA Rules;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, penalty, judgement, demand, action proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Securities” shall mean Videocon GDRs and CopyTele Share Certificates

“Sub -Custodian” shall mean means a sub-custodian, agent, State Street Corporation or Custody Clearing System which is an Eligible Custodian, and which may be a Custodian Group Company, to whom the Escrow Agent has delegated any of the Escrow Agent's duties under thisAgreement;

1.2       Interpretation

In this Agreement unless the context requires otherwise:

1.2.1    the singular includes the plural (and vice versa);

1.2.2    headings are for convenience only and do not affect the construction of this

Agreement;

1.2.3    references to Clauses and Schedules are to Clauses and Schedules to this

Agreement;

1.2.4    reference to any agreement or document includes amendments and replacements of and supplements to such agreement or document;

1.2.5    reference to any statute or statutory provision in this Agreement includes reference to that statute or statutory provisions as from time to time amended, extended or re-enacted;

1.2.6    references to any person include successors of such person; and

1.2.7    all references to an account include all replacement accounts for such account.

2.         APPOINTMENT

2.1       Appointment

Mars and CopyTele Subhereby appoint the Escrow Agent as the escrow agent for the purpose set out in this deed and the Escrow Agent hereby accepts appointment as the escrow agent and agrees to perform the obligations, duties and functions and provide the services and arrangements to be performed and provided by the Escrow Agent, in the manner provided in, and in accordance with the terms and conditions set out in this Agreement.

2.2       Escrow Agent Fees

(a)         Mars shall be solely and exclusively liable for and shall pay to the Escrow Agent remuneration for its services as Escrow Agent pursuant to this Agreement on the basis set out in separate written correspondence between Deutsche Bank AG, London Branch, CopyTele Sub and Mars dated.06 August 2014.

(b)         Mars shall be solely and exclusively liable for and shall pay to the Escrow Agent, on demand, all charges, costs and expenses (including legal expenses) which the Escrow Agent may incur in relation to the negotiation, preparation and execution of this Agreement and the performance of its obligations hereunder.

(c)         The parties to this Agreement agree that, at the request of the Escrow Agent, the fees and expenses payable under Clause 2.2 (a) above may be reviewed and increased from time to time in accordance with the Escrow Agent's then current fee levels.

(d)         All payments by Mars under this clause shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law. In that event, Mars shall pay such additional amounts as will result in receipt by the Escrow Agent of such amounts as would have been received by it if no such withholding had been required. Interest shall be payable on any amount not paid when due at the rate per annum certified by the Escrow Agent to be two per cent above National Westminster Bank plc's base rate from time to time and such interest shall accrue on a daily basis from the due date to the date of payment (whether before or after judgement) and shall be payable on demand.

(e)         If the Escrow Agent (with the prior written consent of CopyTele Sub and Mars) considers it expedient or necessary to undertake duties which are of an exceptional nature or otherwise outside the scope of the normal duties of the Escrow Agent under this Deed, Mars shall pay to the Escrow Agent additional remuneration in accordance with the Escrow Agent's then current charging procedures, subject to prior notice by Escrow Agent of such additional charges

(f)          Mars shall be responsible for reimbursing the Escrow Agent and/or any Sub-Custodian in respect of any depository fees, charges or other amounts charged by any Clearing System, including (without limitation) any depository fees charged in respect of depositary receipts.

2.3       Replacement of Escrow Agent

Mars and CopyTele Sub, acting together, may upon 30 days written notice replace the Escrow Agent by entering into a new escrow agreement with a successor escrow agent on, as far as practicable, the same terms and conditions as are specified herein and jointly giving written notice to such effect, in the form set out in Schedulel hereto, to the Escrow Agent. Within 3 (three) Business Days of receipt of such notice, the Escrow Agent shall, subject to any costs, fees, charges, expenses or indemnity amounts owed to the Escrow Agent, transfer custody of the CopyTeleSharesand the Videocon GDRsto the successor escrow agent as directed in writing. Upon such transfer, the new escrow agreement will become effective andthis Agreement shall stand terminated.It is clarified that the Escrow Agent shall not be responsible for ensuring that the persons entitled to receive the CopyTele Shares and/or the Videocon GDRsupon release are present at its offices to collect the same and shall not be liable for any delay in effecting the release as a consequence of the same.

2.4       Resignation of Escrow Agent

The Parties agree that the Escrow Agent shall have the right to resign its appointment hereunder upon 30 daysprior written notice delivered to each of Mars and CopyTele Sub. In the case of such resignation, the Escrow Agent shall transfer custody of the CopyTele Shares and Videocon GDRs to such person(s) as Mars and CopyTele Sub may direct in writing.

2.5       Appointment of Sub-Custodian

(a)        The Escrow Agent may from time to time delegate to any Sub-Custodian any of the Escrow Agent's duties under this Agreement, including (without limitation) the safekeeping of the CopyTele Shares and the Pledged GDRs, only upon the prior written consent of CopyTele Sub and Mars. CopyTele Sub and Mars acknowledge that any Sub-Custodian may appoint an agent to perform any of its duties. Each such Sub-Custodian and agent shall hold the CopyTele Shares and the Pledged GDRs subject to all of the same terms and conditions of this Agreement as apply to the Escrow Agent hereunder, and shall have the same rights, duties, obligations and liabilities as the Escrow Agent and shall provide to CopyTele Sub and Mars confirmation thereof in writing upon request. Holdings of CopyTele Shares and the Videocon GDRs by Sub-Custodians and agents will be subject to English Laws provided always that each Sub-Custodian and agent will not permit withdrawal of CopyTele Shares and Videocon GDRs from the accounts maintained by it otherwise than as mentioned in this Agreement.

(b)        Any Sub-Custodian appointed hereunder shall be entitled to hold the Securities in an omnibus account in the name of the Escrow Agent. Such omnibus account may contain (to the extent permitted by any applicable law, regulation and market practice) any other assets held by the Sub-Custodian on behalf of the Escrow Agent (irrespective of the ultimate beneficiary). The Sub-Custodian shall ensure that the Securities shall be identified within the omnibus account and segregated from other assets contained therein by identifying in its books that the Securities are held for the account of the Escrow Agent on behalf of Mars and CopyTele Suband are being held subject to this Agreement.

(c)        In the event that it is no longer possible for the Escrow Agent to hold any Securities deposited in the Escrow Agent's Clearing Account, the Escrow Agent shall take all reasonable steps to procure the delivery to it of such Securities in definitive form and shall continue to hold such Securities in the Escrow Account, segregated from any other securities which the Escrow Agent may also hold, in accordance with the provisions of this Agreement. Upon receipt by the Escrow Agent of any Securities in definitive form, the Escrow Agent shall promptly notify Mars and CopyTele Sub.

(d)       The Escrow Agent may hold any document of title or document evidencing title to the Securities:

(a)        in the Escrow Agent's physical possession;

(b)        with a Sub-Custodian; or

(c)        in accordance with Mars and CopyTele Sub'sjoint Instruction.

CopyTele Sub and Mars hereby acknowledge that where (c) applies, such documents shall beso held at their own risk.

2.6       Limitations of liability

(a)        The Escrow Agent shall only be liable to CopyTeleSub and Mars for any liability, loss or cost suffered by or incurred by CopyTeleSub and Mars to the extent that such liability, loss or cost is a direct result of its own breach of duty, the willful default, fraud or gross negligence of the Escrow Agent or any Custodian Group Company in providing services under this Agreement.

(b)        Subject to Clause 2.6 (a), the Escrow Agent shall not be liable to CopyTeleSub and Mars for any liability, loss or cost suffered or incurred by CopyTeleSub and Mars arising from the acts, omissions or the insolvency of any Sub-Custodian or its agent in the absence of breach of duty, grossnegligence or willful default by the Escrow Agent in the initial selection of any Sub-Custodian.

(c)        Subject to Clause 2.6 (a) above, the Escrow Agent shall not be liable to CopyTeleSub and Mars for any liability, loss or cost suffered by CopyTeleSub and Mars arising from:

(i)         the collection or deposit or crediting to the Share Purchase Escrow Account of invalid, fraudulent or forged CopyTele Shares or Videocon GDRs or any entry in the Escrow Account which may be made in connection with that collection, deposit, crediting or entry;

(ii)        any delay arising while the Escrow Agent obtains clarification of Release Instructions in accordance with Clause 4; or

(ii)        acting on what the Escrow Agent in good faith believes to be valid Release Instructions or in relation to notices, requests, waivers, consents, receipts, corporate resolutions or their equivalent or other documents which the Escrow Agent in good faith believes to be genuine.

(iv)       effecting delivery or payment against an expectation of receipt, except where such delivery or payment is contrary to instruction or relevant local market practice or where such delivery or payment is caused by gross negligence, willful misconduct or fraud by the Escrow Agent.

(d)       Subject to Clause 2.6 (a), the Escrow Agent shall not be liable to CopyTeleSub and Mars for any liability, loss or cost arising out of any act, omission or the insolvency of any Custody Clearing System.

(e)        Investing in foreign markets and holding assets overseas may involve special risks. CopyTeleSub and Mars should be aware that there may be different settlement, legal and regulatory requirements in overseas jurisdiction from those applying in the United Kingdom, together with different practices for the separate identification of CopyTeleShares or Videocon GDRs ifthe Escrow Agent arranges for such CopyTele Shares or Pledged GDRs to be held overseas.

(f)        For the avoidance of doubt and subject to Clause 2.6 (a) above, the Escrow Agent accepts no liability whatsoever for any liability, loss or cost suffered or incurred by CopyTeleSub and Mars resulting from the general risks of investment or the holding of assets including, but not limited to, losses arising from nationalisation, expropriation or other governmental actions, regulations of the banking or securities industries, including changes in market rules, currency restrictions, devaluations or fluctuations, and market conditions affecting the execution or settlement of transactions or the value of assets.

(g)        The Escrow Agent shall not be responsible for any loss resulting from acts of war, terrorism, insurrection, revolution, acts of God, strikes or work stoppages, failures of settlement systems to settle transactions, or other events beyond the reasonable control of the Escrow Agent.

(h)        Any liability of any nature which arises from the provision by the Escrow Agent of its services under this Agreement shall be limited to the amount of CopyTeleSub and Mars's actual loss at the time the loss is discovered (which loss shall, in respect of any asset which has been mislaid or lost, be determined solely by reference to the market value of that asset) but without reference to any special conditions or circumstances known to the Escrow Agent at the time of entering into this Agreement, or at the time of accepting Release Instructions from CopyTele Sub and Mars, which increases the amount of the loss. In no event shall the Escrow Agent be liable for any consequential or special damages, including, without limitation, any loss of reputation, goodwill or business suffered by CopyTeleSub and Mars.

(i)         The Escrow Agent and any Sub-Custodian or any Custodian Group Company may have an interest in or in relation to, as the case may be, securities of CopyTeleSub or Mars or Videocon Industries Limited or transaction held, executed or settled, as the case may be under this Agreement as investment manager, investment adviser, broker, underwriter, counterparty or creditor or in any other capacity. The Escrow Agent and each Custodian Group Company may receive and retain any fee or brokerage due or paid, as the case may be, to it or any of them, as the case may be, and shall not be liable to account to CopyTeleSub and Mars for any such fee or brokerage or any information obtained by it or any of them as the case may be, by reason of the interest referred to above.

3.         ESCROW

3.1       Simultaneous tothe execution of this Agreement, the Escrow Agent shall receive the CopyTele Share Certificates and the Videocon GDRs from the custody account held under the Erstwhile Escrow Agreement to the Share Purchase Escrow Account, which shall be governed by the terms and conditions set out herein. The Escrow Agent shall, on the date of execution of this Agreement, provide a written confirmation to each of Mars and CopyTele, confirming suchreceipt of the CopyTele Share Certificates and the Videocon GDRs.

3.2         The Escrow Agent agrees that it shall hold the CopyTeleShare Certificatesand the Videocon GDRsin escrow as contemplated hereinuntil the earlier of (i) Escrow Agent's receipt of instructions to release them pursuant Clause 4 of this Agreement; and (ii) August 31, 2014 (the “Escrow Termination Date”).

3.3         The Escrow Agent shall not have legal or beneficial ownership rights (including but not limited to receipt of dividends and voting rights) to either the CopyTele Shares or the Videocon GDRs.In the event that any dividends, distributions, rights or other proceeds or benefits in respect of the CopyTele Shares are received by the Escrow Agent at any time, such dividends, distributions, rights or other proceeds or benefits shall be promptly transferred by the Escrow Agent to the account of Mars,free and clear of any encumbrances under this Agreement. In the event that any dividends, distributions, rights or other proceeds or benefits in respect of the Videocon GDRs are received by the Escrow Agent at any time, such dividends, distributions, rights or other proceeds or benefits shall be promptly transferred by the Escrow Agent to the account of CopyTele Sub, free and clear of any encumbrances under this Agreement.

4.         RELEASE OF SHARES AND GDRs

4.1         CopyTele Sub and Polyxo Global Limited have entered into / shall enter into a GDR Purchase Agreement dated August 29, 2014, pursuant to which CopyTele Sub has agreed to transfer the Videocon GDRs to Polyxo Global Limited in accordance with the terms and conditions set out therein (“GDR Purchase Agreement”).

4.2         Mars and CopyTele Sub have entered into /shall enter into a Share Purchase Agreement dated August 29, 2014, pursuant to which Mars has agreed to transfer the CopyTele Shares to CopyTele Sub in accordance with the terms and conditions set out therein (“SPA”).

4.3         It is the intention of CopyTele Sub and Mars that the transfer of the CopyTele Shares to CopyTele Sub in accordance with the SPA (“Share Sale Transaction”) and the transfer of the Videocon GDRs to Polyxo Global Limited in accordance with to the GDR Purchase Agreement (“GDR Sale Transaction”) be completed simultaneously. Pursuant thereto, Mars and CopyTele Sub agree that the CopyTele Shares should be released to CopyTele Sub and the Videocon GDRs should be released to CopyTele Sub, simultaneously.

4.4         Upon execution of this Agreement CopyTele Sub shall receive a sum of USD $4,500,000 (US Dollars Four Million Five Hundred Thousand Only) from to Polyxo Global Limited as purchase consideration for Videocon GDRs in Escrow Cash Account. CopyTele Sub and Mars hereby agree, confirm and instruct the Escrow Agent that an amount aggregating to upto USD USD $4,500,000 (US Dollars Four Million Five Hundred Thousand Only) so received from Polyxo Global Limited shall be transferred by the Escrow Agent without any further instruction or contestation, demur, deduction, set off or withholding (subject to applicable law) and without any reference to CopyTele Sub or any other party and notwithstanding any contestation or objection whatsoever by CopyTele Sub or any other party, to the bank account of Mars.

Upon completion of all procedures and formalities as required under clause 4.4 as aforesaid and the GDR Purchase Agreement and the SPA to effect the GDR Sale Transaction and the Share Sale Transaction (save and except for transfer of the CopyTele Shares to CopyTele Sub and the Videocon GDRs to to Polyxo Global Limited , as the case may be), respectively, Escrow Agent shall release the CopyTele Share Certificate bearing distinctive number CT0022036 to CopyTele Sub and the Videocon GDRs to Polyxo Global Limited, simultaneously without any further instruction.

The aforesaid CopyTele Share Certificate is to be sent by FedEx to CopyTele International Ltd. c/o CopyTele Inc., 900 Walt Whitman Road Suite 203C, Melville, NY 11747.

The aforesaid Videocon GDRs are to be released to the following account Clearing Bank — Euroclear Bank

Account Number: 96349

Account Name: KAS bank / First International Group Plc

5.         OBLIGATIONS OF THE ESCROW AGENT

5.1       Notwithstanding anything to the contrary in this Agreement, the Escrow Agent agrees that it shall act only in the capacity of an escrow agent and in accordance with and under instructions provided in accordance with the terms of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The duties of the Escrow Agent are purely administrative in nature. The Escrow Agent shall not be under any obligation to take any action under this Agreement that it expects will result in any expense to, or liability for, it, the payment of which is not, in its opinion, assured to it within a reasonable time. The Escrow Agent shall have no duty to enforce any obligation of any person, it being agreed by the Escrow Agent that it shall act in good faith, diligently and prudently while carrying out its duties as escrow agent in accordance with the terms of this Agreement.

5.2       The Escrow Agent does not have any proprietary interest in the CopyTele Shares, the CopyTeleShare Certificates, or the Videocon GDRsand merely holds the same as an escrow agent on and subject to the terms of this Agreement. For the avoidance of doubt, the Escrow Agent holds no legal or beneficial title to any of the CopyTele Shares, the CopyTele Share Certificates or the Videocon GDRs (including but not limited to voting rights, transfer of title or distribution of dividends). The Escrow Agent simply provides a custodial function in relation to the same.

5.3       The Parties agree that the obligations of the Escrow Agent set out in this Agreement shall not be affected by any disputes or contentions between and amongst any of the other Parties, and that the Escrow Agent shall be entitled to carry out its obligations as set out herein regardless of any such disputes or contentions that may be raised.

6.         REPRESENTATIONS AND WARRANTIES

6.1       Mars represents and warrants as follows:

(i)         this Agreement has been duly executed and delivered by a duly authorized representative of Mars and constitutes a legal, valid and binding obligation of Mars and shall be enforceable against Mars in accordance with its terms;

(ii)        Mars has been validly incorporated and exists in good standing under the laws of Cayman Islands;

(iii)       the execution of this Agreement does not violate any statute, regulation, rule, order, decree, injunction, contract or other restriction of any governmental entity, court or tribunal to which Mars is subject or any of the provisions of Mars's organizational documents;

(iv)       the deposit with the Escrow Agent of the CopyTele Shares (evidenced by the CopyTele Share Certificates) being deposited by Mars does not violate any statute, regulation, rule, order, decree, injunction, contract or other restriction of any governmental entity, court or tribunal to which it is subject or any of the provisions of its organizational documents.

(v)        all consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any governmental agency, official or authority required in connection with the execution, delivery and performance of this Agreement by Marshave been duly obtained and are in full force and effect and shall continue to do so.

6.2       CopyTele Sub represents and warrants as follows:

(i)         this Agreement has been duly executed and delivered by a duly authorized representative of CopyTele Sub and constitutes a legal, valid and binding obligation of CopyTele Sub and shall be enforceable against CopyTele Sub in accordance with its terms;

(ii)        CopyTele Sub has been validly incorporated and exists in good standing under the laws of British Virgin Islands;

(iii)       the execution of this Agreement does not violate any statute, regulation, rule, order, decree, injunction, contract or other restriction of any governmental entity, court or tribunal to which CopyTele Sub is subject or any of the provisions of CopyTele Sub's organizational documents;

(iv)       the deposit with the Escrow Agent of the Videocon GDRs being deposited by CopyTele Sub does not violate any statute, regulation, rule, order, decree, injunction, contract or other restriction of any governmental entity, court or tribunal to which it is subject or any of the provisions of its organizational documents.

(v)        all consents, licenses, approvals and authorizations of, and registrations, declarations and other filings with, any governmental agency, official or authority required in connection with the execution, delivery and performance of this Agreement by CopyTele Sub have been duly obtained and are in full force and effect and shall continue to do so.

6.3       The Escrow Agent represents and warrants that this Agreement has been duly executed and delivered by the duly authorized representative of the Escrow Agent and constitutes a legal, valid and binding obligation of the Escrow Agent and shall be enforceable against the Escrow Agent in accordance with its terms.

7.         TERMINATION

7.1       This Agreement shall terminate forthwith upon the earlier of:

7.1.1    The release of the CopyTele Share Certificates and the Videocon GDRsby the

Escrow Agent in terms of Clause 4; or

7.1.2    Upon replacement of the Escrow Agent in accordance with Clause 2.3herein; or

7.1.3    Upon resignation of the Escrow Agent in accordance with Clause 2.4herein; and

7.1.4    September 5, 2014.

7.2         Upon termination of the Agreement pursuant to Clause 7.1, the Escrow Agent shall, subject to any costs, fees, charges, expenses or indemnity amounts owed to the Escrow Agent, forthwith and simultaneously, without question or demur, (i) release or transfer custody of the CopyTele Share Certificates and the Videocon GDRsin the manner set out in this Agreement; and (ii) provide notice of its compliance with this Clause 7.2 to all the other Parties.

8.         NOTICES

8.1       Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by seven (7) Business Days' prior written notice specified to the other Parties). Any notice, demand or other communication given or made by letter between countries shall be delivered by registered airmail or international courier service. Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party, (ii) if sent by post within the same country, on the fifth day following posting, and if sent by post to another country, on the tenth day following posting, and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

8.2       The initial address and facsimile for the Parties for the purposes of the Agreement are

If to CopyTele Sub:

Name                         COPYTELE INTERNATION LTD

Address                      c/o Copytele, Inc.

                                   900 Walt Whitman Road

                                   Melville, New York 11747

Attention                    Mr. Henry Hemrs

Fax                             631-549-5974

Telephone                   631-549-5900\

Email                         hpherms@ctipatents.com

If to Mars

Name                         MARS OVERSEAS LIMITED

                                  Unit No. 207 & 208, Indigo Tower,

                                  Cluster D, Jumerirah Lake Tower,

                                  PO Box 488236, Dubai,

                                  United Arab Emirates

Attention                    Mr. Pradipkumar N. Dhoot

Fax                             +97144534301

Telephone

Email                          pnd@vhl.ae

If to the Escrow Agent:

Escrow Agent: Deutsche Bank AG

Trust & Securities Services

Winchester House

1 Great Winchester Street

London

EC2N 2DB

Fax:                 +44 20 7547 1089

Attention:        TSS/GDS/Banking and Project Finance Group

9.         MISCELLANEOUS

9.1       Indemnity

9.1.1    Each of Mars and CopyTele Sub shall separately indemnify and hold harmless the

Escrow Agent and its officers, employees and agents (each an  “Indemnified Party”) from and against all Liabilities or obligations of any kind whatsoever (and any interest thereon) (including, but not limited to, all properly incurred costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which may be incurred, suffered or brought against such Indemnified Party as a result of or in connection with such Indemnified Party's appointment or involvement hereunder or the exercise of any of such Indemnified Party's powers or duties hereunder or any acts taken or omitted to be taken by such Indemnified Party in accordance with the terms of this Agreement, any tax for which the Escrow Agent is or may be liable or accountable in connection with the Securities, this Deed or the performance of the Escrow Agent's obligations under this Agreement (including without limitation the purchase and/or sale of Securities, the collection and/or realisation of coupons, dividends, interest or other payments, the receipt of or entitlement to receive any income, and the Escrow Agent acting as or being deemed to be a trustee, branch or agent of Mars or CopyTele Sub (as applicable)) provided that this indemnity shall not extend to tax on or attributable to any fees. This indemnity shall not apply in respect of an Indemnified Party to the extent but only to the extent that any such losses incurred or suffered by or brought against such Indemnified Party arise out of or in connection with the willful misconduct or gross negligence of such Indemnified Party. As between CopyTele Sub and Mars, each shall be responsible for one-half of any amounts paid to any Indemnified Party pursuant to this Section 9.1.1.

9.1.2    The Parties hereto acknowledge that the foregoing indemnities shall survive th resignation or removal of the Escrow Agent and the termination of this Agreement.

9.2       Governing Law

This Agreement shall be governed by and construed in accordance with English Law.

9.3       Dispute Resolution

In relation to any legal action or proceedings regarding contractual or non-contractual obligations arising out of or in connection with this Deed (“Proceedings”), the Parties irrevocably submit to the jurisdiction of the courts of England and Wales. CopyTele Sub, Mars and the Escrow Agent waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

CopyTele Sub and Mars agree that process in connection with Proceedings in the courts of England and Wales will be validly served on it if served upon Andrew Smithson of Smithsons, 2nd Floor, 3 Hardman Square, Sprinnigfields, Manchester, England in the case of CopyTele Sub and Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX in the case of Mars. If, for any reason, either such agent shall cease to act as such, CopyTele Sub or Mars (as the case may be) shall promptly appoint another agent for service of process in England and Wales and immediately notify the other Parties thereof. Nothing in this Deed shall affect the right to serve process in any other manner permitted by law.

9.4       Assignability

This Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, heirs and legal representatives, but shall not be assigned by any Party without the prior written consent of the other Parties.

9.5       Amendment

The provisions of this Agreement may only be altered, modified or amended by an instrument in writing duly executed by the Parties.

9.6       Confidentiality

Each Party and its Affiliates shall keep all information relating to the other Party and its Affiliates relating to the transactions hereunder (collectively referred to as the “Information”) confidential. No Party shall issue any public release or public announcement or otherwise make any disclosure concerning this Agreement and/or the transactions hereunder without the prior approval of the other Parties, provided however, that nothing in this Agreement shall restrict any Party from disclosing any information as may be required under applicable law subject to providing a prior written notice to the other Parties. Nothing in this Clause 9.6 shall restrict any Party or its Affiliates from disclosing Information:

9.6.1    to the extent that such Information is in the public domain other than by breach of this Agreement;

9.6.2    to the extent that such Information is required to be disclosed by any applicable law or required to be disclosed to any governmental authority to whose jurisdiction such Party and/or its Affiliate(s) is subject or with whose instructions it is customary to comply;\

9.6.3    to its or its Affiliates' employees, officer, directors or professional advisers, provided that such Party shall require that such persons treat such Information as confidential;

9.6.4    to the extent that any of such Information is/are later acquired by such Party from a source not obligated to the other Party hereto, or to the other Party's Affiliates, to keep such Information confidential;

9.6.5    to the extent that any of such Information was previously known or already in the lawful possession of such Party and/or its Affiliates, prior to disclosure by the other Party hereto; and

9.6.6    to the extent that any information, materially similar to the Information, shall have been independently developed by such Party and/or its Affiliates without reference to any Information furnished by the other Party hereto.

9.7       Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

9.8       Survival

Notwithstanding anything contained in this Agreement, Clauses 9.1, 9.2, 9.3, 9.6,9.8, 9.10 and  9.11 shall survive the termination of this Agreement.

9.9       No Third Party Beneficiaries

This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Clause 9.1) under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

9.10     Escrow Agent

(a)        The Escrow Agent shall not be expected to or obliged to supervise, control or perform any acts or responsibilities of any other persons, including any of the other Parties to verify completion of events, acts and arrangements herein mentioned that are between Parties other than the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement, document or arrangement among the other Parties to this Agreement or between such Parties and any third party, if the Escrow Agent is not a party to such document, agreement or arrangement.

(b)        The Escrow Agent shall be entitled to rely on, and shall be able to treat as genuine and as the document it purports to be, any Release Instruction, instructionsor signatures, which the Escrow Agent believes to be the genuine instructions of any of the Parties, furnished to it in whatever format and by whatever means, including electronic, as the case may be, believed by the Escrow Agent, in its absolute discretion, to be genuine. The specimen signatures of the Authorised Signatories are provided in Schedule II  hereunder.

(c)        If any instructions are unclear or ambiguous, the Escrow Agent shall be entitled but not obliged to refrain from acting on such instructions until the instructions are clarified and/ or such ambiguity is removed, to the Escrow Agent's satisfaction, without being liable or responsible for the consequences and/ or delay that may take place in such circumstance.

(d)       The Escrow Agent may consult with and act upon the advice of an independent legal counsel or expert of its own selection and shall be fully protected in respect to any reasonableaction taken by it or for any delay or inaction pending the obtaining of such advice or opinion in good faith in accordance with the opinion of such counsel or expert.Any fees, costs or expenses incurred in connection with this paragraph shall be exclusively borne by Mars. To the extent practicable, the Escrow Agent will endeavour to notify Mars and CopyTele Sub and seek the approval of Mars and CopyTele Sub in relation to any such fees, costs or expenses.

(e)        Notwithstanding anything contained in this Agreement, the Escrow Agent shall be entitled to restrain from taking actions that are in contravention of any applicable laws or regulations.

(f)        The Escrow Agent shall not be liable for any acts or omissions done pursuant to a decree, ruling, judgment or order of a court, executive or regulatory authority.

(g)        Any act to be done by the Escrow Agent shall be done only on a Business Day, and in the event that any day on which the Escrow Agent is required to do an act under the terms of this Agreement is not a Business Day, then the Escrow Agent shall do those acts on the next succeeding Business Day.

(h)        Nothing contained herein shall prevent the Escrow Agent from carrying on any business with, or rendering any professional advice in any capacity to the Parties to this Agreement or from retaining any profits or remuneration in connection with the foregoing.

(i)         In the event that at any time during the subsistence of this Agreement, the performance by the Escrow Agent of any of its obligations or duties under this Agreement would be in violation of any statutory regulations or directives that the Escrow Agent is required to comply with at such time, then each of the Parties agree to utilise its best endeavours to co-operate with the Escrow Agent in the taking of such actions as may be necessary to enable performance by the Escrow Agent to be not in violation of applicable statutory regulations or directives and, in the meantime, the Escrow Agent shall not be required to perform the relevant obligations or duties under this Agreement.

(j)         In the event any consents, licenses, approvals, authorizations, registrations, declarations are required and/or any filings with any governmental agency, official or authority or any forms are required to be filled and submitted in connection with the execution, delivery and performance of this Agreement by the Escrow Agent and the same has not been obtained/filed, the Escrow Agent shall not be required to perform the relevant obligations or duties under this Agreement till the relevant approvals, consents and/or filings have been made and proof the same is furnished to the Escrow Agent by any of the other Parties.

(k)        The Escrow Agent shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this Agreement and shall bear no obligation or responsibility to any person in respect of the operation of the Escrow Account unless such liability arises as a result of gross negligence, fraud or wilful default on the part of the Escrow Agent. Under no circumstances shall the Escrow Agent be liable for any consequential or special loss, or indirect, consequential or punitive damages, however caused or arising (including loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.The Escrow Agent shall not be responsible or liable for any Liability incurred in relation to the Escrow Documents arising from any transaction made by it in good faith, or arising by reason of any other matter or thing except for any such loss or damage incurred in consequence of gross negligence, fraud or wilful default on the part of the Escrow Agent.

(l)         Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations, by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war (whether declared or undeclared), terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Escrow Agent. Additionally, the Escrow Agent shall not be liable for any physical damage arising to the Escrow Documents caused by any of the previously mentioned acts.

(m)       Notwithstanding anything to the contrary, the Escrow Agent shall transfer / give custody of the Escrow Documents as per the terms of this Agreement subject to appropriate charges of the Escrow Agent being paid by the relevant Parties.

(n)        The Parties hereto further agree and acknowledge that the Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement.

(o)        Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the safe custody business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

9.11     Lien, Set Offand Interest

(a)        In addition to any general lien or other rights to which the Escrow Agent may be entitled under any applicable law, the Escrow Agent shall have a general lien over the Securities until the satisfaction of all liabilities and obligations (whether actual or contingent) owed by Mars or CopyTele Sub (as applicable) to the Escrow Agent under this Deed. The security referred to in this Clause 9.11 is a continuing security notwithstanding any intermediate payment or settlement of account and is to be in addition to and without prejudice to any other security or securities which the Escrow Agent may hold at any time. Sections 93 and 103 of the Law of Property Act 1925 will not apply to the security interest referred to in this Clause 12.1.

(b)        Failing payment or discharge by Mars or CopyTele Sub (as applicable) on the due date for payment or discharge of any sum or liability, the Escrow Agent shall be at liberty at any time or times afterwards with 3 Business Days notice to Mars or CopyTele Sub (as applicable), without the consent of Mars or CopyTele Sub (as applicable) and without prejudice to any other right or remedy which the Escrow Agent may have, to sell all or any of the Securities in such manner and at such price as the Escrow Agent may deem expedient without being responsible for any loss and to apply the net proceeds of sale in or towards payment or discharge of any of that sum or liability as the Escrow Agent may think fit.

(c)        The Escrow Agent may, without notice to Mars or CopyTele Sub (as applicable), combine, consolidate or merge all or any of the accounts of Mars or CopyTele Sub (as applicable) with, and liabilities to, the Escrow Agent and may set-off or transfer any sums held for Mars or CopyTele Sub (as applicable) or standing to the credit of any of those accounts in or towards the satisfaction of the liabilities of Mars or CopyTele Sub (as applicable) whether under this Deed or otherwise, and may do so notwithstanding that the balances on those accounts may not be expressed in the same currency and the Escrow Agent is hereby authorised to effect any necessary conversions at any rate of exchange then prevailing in the market. For the avoidance of doubt, the Escrow Agent shall only be entitled to combine accounts where multiple accounts are held between the Escrow Agent and Mars and separately, where multiple accounts are held between the Escrow Agent and CopyTele Sub In no circumstances shall the Escrow Agent be entitled to combine accounts held by Mars with accounts held by CopyTele Sub .

(d)       To the extent permitted by applicable law, if any sum of money payable to the Escrow Agent is not paid when due, interest shall accrue upon such unpaid sum as a separate debt, at such reasonable market rate as the Escrow Agent may determine, for the actual number of days during the period from and including the date on which payment was due but excluding the date of payment.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COPYTELE INTERNATIONAL LTD.

By:  /s/ Henry Herms

Name: Henry Herms

Title: Chief Financial Officer

MARS OVERSEAS LIMITED

By: /s/ Pradipkumar N Dhoot

Name: Pradipkumar N Dhoot

Title: Authorised Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By: /s/ Mahen Surnam Name: Mahen Surnam Title:Vice President	By: /s/ S. Ferguson Name: S. Ferguson Title: Vice President

SCHEDULE I—FORM OF NOTICE TO ESCROW AGENT

Date: [•]

To

[•],

[Escrow Agent]

Dear Sirs,

We write with reference to the Escrow Agreement dated August [•], 2014 entered into between yourselves, and us (the “Agreement”).

This certificate is being issued pursuant to Clause 2.3 of the Agreement. Capitalised terms and expressions used in this letter but not defined shall have the same meaning as ascribed to such terms in the Agreement.

Pursuant to our decision to replace the Escrow Agent, you are hereby instructed to release custody of the CopyTele Share Certificate bearing distinctive number CT0022036 to [•] and the Pledged GDRsto [Successor Escrow Agent] (“Successor Escrow Agent”).

The aforesaid CopyTele Share Certificates andPledged GDRsare to be released to the Successor Escrow Agent on [•] Business Day at [•] time.

We hereby affirm that this instruction is irrevocable and unconditional and we shall have no claim against you for effecting the abovementioned release.

COPYTELE INTERNATIONAL LTD.

By: ___________________________

Name:

Title:

MARS OVERSEAS LIMITED

By: ___________________________

Name:

Title:

GDR PURCHASE AGREEMENT

This GDR Purchase Agreement (“GDR Purchase Agreement”) on the 29th day of August, 2014 (“Execution Date”), by and between;

A.            COPYTELE INTERNATIONAL LTD., a company Incorporated under the laws of the British Virgin Islands and having its registered office at Icaza Gonzalez-Ruiz & Aleman, (BVI) Trust Limited, Vanterpool Plaza, Second Floor, Wickham Cay 1, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Seller”, which expression shall, unless repugnant to the meaning or context thereof, be deemed to include its successors and permitted assigns);

AND

B.            Polyxo Global Limited a company incorporated under the laws of British Virgin Islands and having its registered office at Nerine Chambers, Quastisky Building, Road Town, Tortola VG 1110 ,British Virgin Islands (hereinafter referred to as “Purchaser”, which expression shall, unless repugnant to the meaning or context thereof, be deemed to Include its successors and permitted assigns).

For the purposes of this GDR Purchase Agreement, the Seller and the Purchaser are individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS:

The Purchaser is desirous of buying from Seller, and Seller is desirous of selling, the Videocon GDRs (as defined hereinafter) to the Purchaser (“Sale Transaction”). This GDR Purchase Agreement sets out the principal terms and conditions on which the Parties have agreed to consummate the Sale Transaction.

NOW THIS GDR PURCHASE AGREEMENT WITNESSES AS FOLLOWS:

1.             Definitions

1.1.         “Completion” shall mean completion of the Sale Transaction and fulfillment of all the Completion Actions in the manner as set out herein;

1.2.         “Completion Actions” shall mean each of the actions specified in Clause 3 of this GDR

Purchase Agreement;

1.3.         “Completion Date” shall mean Execution Date;

1.4.         “Custodian” shall mean Deutsche Bank AG, London Branch, acting as the custodian of the

Videocon GDRs presently;

1.5.         “Designated Account” shall mean such bank account of Seller as may be communicated in writing by Seller to the Purchaser;

1.6.         “Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (ii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, refusal or transfer restriction in favour of any Person and (iii) any adverse claim as to title, possession or use;

1.7.      “Law”  shall mean all applicable:

(i)            statutes, enactments, acts of legislature or parliament, laws, ordinances, rules, bye-laws, regulations, listing agreements, notifications, guidelines or policies of any applicable country and/or jurisdiction (including the countries and jurisdictions in which the Company carries on any business or activities), including but not limited to any guidelines, circulars, notifications issued by any authority competent to enact laws, rules of any kind;

(a)           administrative interpretation, writ, injunction, directions, directives, judgment, arbitral award, decree, orders or governmental approvals of, or agreements with, any governmental authority or recognized stock exchange; and;

(b)           international treaties, conventions and protocols, as may be in force from time to time; as may be in force from time to time;

1.8.         “Loss” shall mean all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees and disbursements) and expenses;

1.9.         “Videocon GDRs” shall mean, 1,495,845 global depository receipts of Videocon Industries Limited owned by the Seller.

All other capitalized terms which are not specifically defined in this Clause 1 shall have the meaning ascribed to them in the relevant provisions of this GDR Purchase Agreement where such capitalized terms have been defined.

2.             Sale Transaction

In accordance with the terms and conditions of this GDR Purchase Agreement, Seller shall sell the Videocon GDRs to the Purchaser, for an aggregate consideration of USD 4,500,000 (US Dollars Four Million and Five hundred Thousand only)(“Purchase Consideration”).

The Purchase Consideration shall be payable by the Purchaser to the Seller by wire transfer.

3.             Completion

3.1.         On the Completion Date, the following shall occur:

(i)            The Purchaser shall wire the Purchase Consideration to the account of Seller indicated in Section 2 above;

(ii)           Upon confirmation of receipt of the wired funds, Seller shall Instruct the Custodian to transfer the Videocon GDRs to the following account of the Purchaser:.

Clearing Bank — Euroclear Bank

Account Number: 96349

Account Name: KAS bank / First International Group Plc

3.2.         The obligations of each of the Parties in this Clause 3 are interdependent of each other.  Completion shall not occur unless each of the Completion Actions has been completed and is fully effective. Each of the Completion Actions shall be deemed to be simultaneous upon the satisfaction, compliance and completion of all other Completion Actions.

3.3.         If the Seller fails to deliver the Videocon GDRs to the Purchaser within seven days of receipt of Purchase Consideration as aforesaid, it shall forthwith refund the entire amount of Purchase Consideration received by it to the account of the Purchaser, or as nominated from time to time, within three days thereafter.

4.             Stamp Duty and Taxes

The Purchaser shall be solely responsible for the payment of any and all transfer charges and taxes, including but not limited to any stamp duties and other such charges, in relation to the Sale Transaction.

5.             Representations and Warranties

5.1.         Seller hereby represents and warrants to the Purchaser that:

(i)            Seller is the absolute legal and beneficial owner, free of all Encumbrances, of the Videocon GDRs. The Videocon GDRs are held by Seller free of all Encumbrances and there are no options, agreements or understandings (exercisable now or in the future and contingent or otherwise) which entitle or may entitle any Person to create or require to be created any Encumbrance over any of the Videocon GDRs. Upon Completion, the Purchasers will acquire a valid and marketable title over the Videocon GDRs, free and clear of all Encumbrances and other third party rights.

(ii)           Seller is fully entitled and duly authorised to sell the Videocon GDRs to the Purchaser in the manner and upon the terms and conditions contained in this Agreement and such sale of the Videocon GDRs by Seller to the Purchaser will not result In a breach of the constitutional documents of Seller or any applicable Law or any contractual obligation by which Seller is bound.

5.2.         Each Party hereby severally represents and warrants to the other Party that:

(i)            It is duly organised and validly and legally existing under the laws of the country of its incorporation. It has the full legal right, capacity and authority to enter into this Agreement. It has the corporate power and authority to execute and perform the terms and provisions of this GDR Purchase Agreement and has taken all necessary corporate action or otherwise, as applicable, to authorise the execution and performance by it of this GDR Purchase Agreement and the transactions contemplated hereby.

(ii)           Neither the execution of this GDR Purchase Agreement nor the performance of the transactions contemplated in this GDR Purchase Agreement by such Party will: (a) constitute a breach or violation of its constitutional documents; (b) conflict with or constitute (with or without the passage of time or the giving of notice) a default under or breach of performance of any obligation, agreement or condition that is applicable to such Party which (with or without the passage of time or the giving of notice) affords any Person the right to accelerate any indebtedness or terminate any right; (c) will result in a violation of any applicable Laws.

(iii)          This GDR Purchase Agreement constitutes a valid and binding obligation on such Party and is enforceable against it in accordance with its terms.

(iv)          No consent and/or approval of any Governmental Authority or any other Person is required by such Party in connection with the execution and performance by such Party of this GDR Purchase Agreement or the consummation of the transactions contemplated by this Agreement.

(v)           This agreement constitutes entire agreement between the Parties and supercedes all other correspondence or communication between the Parties and others in connection with purchase and sale of Videocon GDRs, The Parties do not intend to and have not made any representation or warranties with respect to the Videocon GDRs and the transactions contemplated under this Agreement save and except those made in this Agreement.

6.             Indemnity

6.1.         Each Party severally agrees to indemnify and hold harmless the other Party and/or their respective Affiliates, directors, officers, representatives and employees (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) promptly upon demand at any time and from time to time, from and against any Losses arising out of or in relation to any incompleteness, breach or inaccuracy of the representations, warranties and covenants made by such Party under this GDR Purchase Agreement and to which any Indemnified Party may become subject.

6.2.         Notwithstanding anything to the contrary set forth herein, neither Party shall be liable to any other Indemnified Party for any indirect, consequential, special or punitive Losses or any opportunity costs or loss of goodwill that may be incurred and/or alleged by the Indemnified Party.

7.             Confidentiality

Subject to any mandatory requirements under applicable Law, neither Party shall announce or disclose to any third party any information related to this GDR Purchase Agreement and/or the Sale Transaction, without the prior written consent of the other Party.

8.             Notices

Each notice, demand or other communication given or made under thisGDR Purchase Agreement shall be in writing and delivered or sent to the relevant Party at its address set out below (or such other address as the addressee has by 5 (five) days' prior written notice specified to the other Party).

If to the Seller:

Address                                  CopyTele International Ltd.

c/o CopyTele Inc.

900 Walt Whitman Road

Melville, New York 11747

Telephone No.                      631-549-5900

Fax No                                   631-549-5974

Attention                               Mr. Henry Herms

If to the Purchaser:

Address                                  Polyxo Global Limited

c/o Fidelis Trust & Corporate Services Limited

3rd Floor, NeXTeracom Tower III, Office #01,

Ebene Cybercity, Mauritius

Telephone No.                      +230 466-0381

Fax No.                                  +230 466-3264

Attention                               Ms Vidyotma Lotun

9.             Governing Law, Jurisdiction and Dispute Resolution

9.1.         This GDR Purchase Agreement shall be governed by and construed In accordance with the laws of England.

9.2.         All disputes arising out of or in relation to this GDR Purchase Agreement (including but not limited to any disputes relating to the existence, validity, interpretation, enforcement or breach of this GDR Purchase Agreement or any provision hereof) shall be resolved and finally settled by arbitration (“Arbitration”).

9.3.         The Arbitration shall be conducted in accordance with the United Nations Commission on International Trade Law Arbitration Rules (“Rules”), which shall be deemed to be incorporated herein by reference. The Arbitration shall be conducted and resolved by a single arbitrator, appointed by mutual consent of the Parties, provided however that in the event the Parties fail to agree on the appointment of such arbitrator within a period of 15 (fifteen) days of any Party seeking to initiate the Arbitration, such arbitrator shall be appointed in accordance with the Rules. The seat of arbitration shall be in London, England, United Kingdom and all arbitration proceedings shall be conducted In English language.

10.          Miscellaneous

10.1.       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

10.2.       Each Party agrees to perform (or procure the performance of) all further acts and deeds as the Parties may reasonably require to effectively carry on the full intent and meaning of this GDR Purchase Agreement and to complete the Sale Transaction as contemplated hereunder.

10.3.       No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and duly executed by or on behalf of the Parties.

10.4.       The Parties agree that damages may not be an adequate remedy to a breach of this Agreement and the Parties shall be entitled to an injunction, restraining order, right for recovery, suit for specific performance or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any breach of this GDR Purchase Agreement or enforce the performance of the covenants, representations and obligations contained In this Agreement. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Parties may have at law or in equity, including without limitation a right for damages.

10.5.       This GDR Purchase Agreement contains the entire understanding of the Parties in relation to the matters set out herein and shall supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

10.6.       The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

*********

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this GDR Purchase Agreement on the day and year first hereinabove written:

Signed and delivered for and on behalf of Seller

By:        /s/ Henry Herms

Name:    Henry Herms

Title:       Chief Financial Officer

who, according to the laws of British Virgin Islands is acting under the authority of the Seller.

Signed and delivered for and on behalf of Purchaser

By:        /s/ Vidyotma Lotun

Name:    Ms Vidyotma Lotun

Title:      Director

who, according to the laws of British Virgin Islands is acting under the authority of the Purchaser.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (“SPA”) is being entered on this 29th day of August, 2014 (“Execution Date”), by and between;

A.            MARS OVERSEAS LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as “Seller”, which expression shall, unless repugnant to the meaning or context thereof, be deemed to include its successors and permitted assigns);

AND

B.            COPYTELE INTERNATIONAL LTD., a company incorporated under the laws of the British Virgin Islands and having its registered office at lcaza Gonzalez-Ruiz & Aleman, (BVI) Trust Limited, Vanterpool Plaza, Second Floor, Wickham Cay 1, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Purchaser”, which expression shall, unless repugnant to the meaning or context thereof, be deemed to include its successors and permitted assigns).

For the purposes of this SPA, the Seller and the Purchaser are individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS:

The Purchaser is desirous of buying from Seller, and Seller is desirous of selling, the Sale Shares (as defined hereinafter) to the Purchaser (“Sale Transaction”). This SPA sets out the principal terms and conditions on which the Parties have agreed to consummate the Sale Transaction.

NOW THIS SPA WITNESSES AS FOLLOWS:

1.             Definitions

1.1.         “Company” shall mean CopyTele Inc., a company incorporated under the laws of the state of Delaware in the United States of America and having its principle place of business at 900 Walt Whitman Road, Melville, New York 11747 (including, unless repugnant to the meaning or context thereof, its successors and permitted assigns);

1.2.         “Completion” shall mean completion of the Sale Transaction and fulfillment of all the Completion Actions in the manner as set out herein;

1.3.         “Completion Actions” shall mean each of the actions specified in Clause 3 of this SPA;

1.4.         “Completion Date” shall mean the Execution Date;

1.5.         “GDR Purchase Agreement” shall mean the agreement of even date herewith, between CopyTele International Ltd, and Polyxo Global Limited, pursuant to which CopyTele International Ltd. has agreed to transfer to Polyxo Global Limited, 1,495,845 global depository receipts of Videocon Industries Limited (NIL”), simultaneous to the transfer of the Sale Shares to the Purchaser by the Seller pursuant to the terms hereunder (“GDR Sale Transaction”);

1.6.         “Designated Account” shall mean such bank account of Seller as may be communicated in writing by Seller to the Purchaser;

1.7.         “Encumbrance” means (I) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (ii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, refusal or transfer restriction in favour of any Person and (iii) any adverse claim as to title, possession or use;

                                                        1

1.8,         “Escrow Agent” shall mean Deutsche Bank AG, London Branch, acting as the custodian of the share certificates representing the Sale Shares pursuant to the terms of the Share Purchase Escrow Agreement;

1.9.         “Escrow Agreement” shall mean the escrow agreement dated August 29, 2014 executed between Deutsche Bank AG, London Branch, the Seller and CopyTele International Limited;

1.10.       “Law”  shall mean all applicable:

(i)            statutes, enactments, acts of legislature or parliament, laws, ordinances, rules, bye-laws, regulations, listing agreements, notifications, guidelines or policies of any applicable country and/or jurisdiction (including the countries and jurisdictions in which the Company carries on any business or activities), including but not limited to any guidelines, circulars, notifications issued by any authority competent to enact laws, rules of any kind;

(a)           administrative interpretation, writ, injunction, directions, directives, judgment, arbitral award, decree, orders or governmental approvals of, or agreements with, any governmental authority or recognized stock exchange; and;

(b)           international treaties, conventions and protocols, as may be in force from time to time; as may be in force from time to time;

1.11.       “Loss” shall mean all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees and disbursements) and expenses; and

1.12.       “Release Instruction” shall mean an instruction issued jointly by the Seller and CopyTele International Limited to the Escrow Agent in accordance with the Escrow Agreement, instructing the Escrow Agent to, inter atia, transfer the share certificates representing the Sale Shares to the Purchaser; and

1.13.       “Sale Shares” shall mean, 20,000,000 equity shares of the Company owned by the Seller.

All other capitalized terms which are not specifically defined in this Clause 1 shall have the meaning ascribed to them in the relevant provisions of this SPA where such capitalized terms have been defined.

2.             Sale Transaction

In accordance with the terms and conditions of this SPA, Sellershall sell the Sale Shares to the Purchaser, for an aggregate consideration of USD $4,500,000 (US Dollars Four Million Five Hundred Thousand Only) (“Purchase Consideration”).

The Purchaser shall arrange to remit the Purchase Consideration subject to deduction on account of any withholding by Escrow Agent, if required. The Purchaser however confirms that it is not required to deduct any amount from the Purchase Consideration on account of withholding tax under the laws applicable to it and the Purchaser will not be responsible for the deduction on account of withholding tax, if any, made by the Escrow Agent pursuant to the laws applicable to the Escrow Agent. The Purchaser however agrees that it will reimburse the amount of withholding tax to the Seller within ten days if the deduction has been made by the Escrow Agent on the express instruction of the Purchaser. If the Escrow Agent deducts any amount of withholding tax in absence of any express instructions from the Purchaser, the Purchaser agrees and undertakes to take all reasonable steps to file the tax returns and other necessary documents with the relevant authorities for getting a tax refund and shall arrange to remit the same to the Seller within ten days of receipt of tax refund, if any such tax refund is obtained.

The Purchase Consideration shall be payable by the Purchaser to the Seller in immediately available fundsby wire transfer.

3.             Completion

3.1.         On the Completion. Date, the following shall occur:

(i)            The Share Sale Transaction shall be completed between Mars Overseas Limited and CopyTele International Ltd. in accordance with the terms herein,

(ii)           The GDR Sale Transaction shall be completed between CopyTele International Ltd. And Polyxo Global. Limited in accordance with the terms of the GDR Purchase Agreement.

3.2.         The obligations of each of the Parties in this Clause 3 are interdependent on each other. Completion shall not occur unless each of the Completion Actions has been completed and is fully effective. Each of the Completion Actions shall be deemed to be simultaneous upon the satisfaction, compliance and completion of all other Completion Actions.

4.             Stamp Duty and Taxes

The Purchaser shall be solely responsible for the payment of any and all transfer charges and taxes, including but not limited to any stamp duties and other such charges, in relation to the Sale Transaction.

5.             Representations and Warranties

5.1.         Seller hereby represents and warrants to the Purchaser that:

(i)            Seller is the absolute legal and beneficial owner, free of all Encumbrances, of the Sale Shares. The Sale Shares are held by Seller free of all Encumbrances and there are no options, agreements or understandings (exercisable now or in the future and contingent or otherwise) which entitle or may entitle any Person to create or require to be created any Encumbrance over any of the Sale Shares. Upon Completion, the Purchasers will acquire a valid and marketable title over the Sale Shares, free and clear of all Encumbrances and other third party rights.

(ii)           Seller is fully entitled and duly authorised to sell the Sale Shares to the Purchaser in the manner and upon the terms and conditions contained in this Agreement and such sale of the Sale Shares by Seller to the Purchaser will not result in a breach of the constitutional documents of Seller or any applicable Law or any contractual obligation by which Seller is bound.

5.2.         Each Party hereby severally represents and warrants to the other Party that:

(i)            It is duly organised and validly and legally existing under the laws of its incorporation. It has the full legal right, capacity and authority to enter into this Agreement. It has the corporate power and authority to execute and perform the terms and provisions of this SPA and has taken all necessary corporate action or otherwise, as applicable, to authorise the execution and performance by it of this SPA and the transactions contemplated hereby.

(ii)           Neither the execution of this SPA nor the performance of the transactions contemplated in this SPA by such Party will: (a) constitute a breach or violation of its constitutional documents; (b) conflict with or constitute (with or without the passage of time or the giving of notice) a default under or breach of performance of any obligation, agreement or condition that is applicable to such Party which (with or without the passage of time or the giving of notice) affords any Person the right to accelerate any indebtedness or terminate any right; (c) will result in a violation of any applicable Laws.

(iii)          This SPA constitutes a valid and binding obligation on such Party and is enforceable against it in accordance with its terms. No consent and/or approval of any Governmental Authority or any other Person is required by such Party in connection with the execution and performance by such Party of this SPA or the consummation of the transactions contemplated by this Agreement.

6.             Indemnity

6.1.         Each Party severally agrees to indemnify and hold harmless the other Partyand/or their respective Affiliates, directors, officers, representatives and employees (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) promptly upon demand at any time and from time to time, from and against any Losses arising out of or in relation to any incompleteness, breach or inaccuracy of the representations, warranties and covenants made by such Party under this SPA and to which any Indemnified Party may become subject.

6.2.         Notwithstanding anything to the contrary set forth herein, neither Party shall be liable to any other Indemnified Party for any indirect, consequential, special or punitive Losses or any opportunity costs or loss of goodwill that may be incurred and/or alleged by the Indemnified Party.

7.             Confidentiality

Subject to any mandatory requirements under applicable Law, neither Party shall announce or disclose to any third party any information related to this SPA and/or the Sale Transaction, without the, prior written consent of the other Party.

8.             Notices

Each notice, demand or other communication given or made under this SPA shall be in writing and delivered or sent to the relevant Party at its address set out below (or such other address as the addressee has by 5 (five) days' prior written notice specified to the other Party).

If to Seller:

Address                                  Mars Overseas Limited

Unit No. 207 & 208, Indogo Tower, Cluster D,

Jumeirah Lake Towers, PO Box 488236, Dubai United Arab Emirates

Telephone No.                      +971 44227097

Fax No.                                  +971 44534301

Attention                               Mr. Pradipkumar N. Dhoot

If to Purchaser:

Address                                  CopyTele International Ltd.

c/o CopyTele Inc.

900 Walt Whitman Road

Melville, New York 11747

Telephone No.                      631-549-5900

Fax No.                                  631-549-5974

Attention                               Mr. Henry Herms

9.             Governing Law, Jurisdiction and Dispute Resolution

9.1.         This SPA shall be governed by and construed in accordance with the laws of England.

9.2.         All disputes arising out of or in relation to this SPA (including but not limited to any disputes relating to the existence, validity, interpretation, enforcement or breach of this SPA or any provision hereof) shall be resolved and finally settled by arbitration (“Arbitration”).

9.3.         The Arbitration shall be conducted in accordance with the United Nations Commission on International Law Arbitration Rules (“Rules”), which shall be deemed to be incorporated herein by reference. The Arbitration shall be conducted and resolved by a single arbitrator, appointed by mutual consent of the Parties, provided however that in the event the Parties fail to agree on the appointment of such arbitrator within a period of 15 (fifteen) days of any Party seeking to initiate the Arbitration, such arbitrator shall be appointed in accordance with the Rules. The seat of arbitration shall be in London, England, United Kingdom and all arbitration proceedings shall be conducted in English language.

10.          Miscellaneous

10.1.       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

10.2.       Each Party agrees to perform (or procure the performance of) all further acts and deeds as the Parties may reasonably require to effectively carry on the full intent and meaning of this SPA and to complete the Sale Transaction as contemplated hereunder.

10.3.       No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and duly executed by or on behalf of the Parties.

10.4.       The Parties agree that damages may not be an adequate remedy to a breach of this Agreement and the Parties shall be entitled to an injunction, restraining order, right for recovery, suit for specific performance or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Party from committing any breach of this SPA or enforce the performance of the covenants, representations and obligations contained in this Agreement. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Parties may have at law or in equity, including without limitation a right for damages.

10.5.       This SPA contains the entire understanding of the Parties in relation to the matters set out herein and shall supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

10.6.       The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

*********

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this SPA on the day and year first hereinabove written:

Signed and delivered for and on behalf of Seller

By            /s/Pradipkumar N. Dhoot

Name     Pradipkumar N. Dhoot

Title        Authorised Signatory

Signed and delivered for and on behalf of Purchaser

By:         /s/Henry Herms

Name     Henry Herms

Title        Chief Financial Officer